Exhibit 1

Joint Filing Agreement

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: July 28, 2008

J.C. FLOWERS II L.P.
By:	JCF Associates II L.P., its General Partner
By:	JCF Associates II Ltd., its General Partner

By:	/s/ Kristin H. Johnson
Name: Kristin H. Johnson
Title: Vice President

J.C. FLOWERS II-A L.P.
By:	JCF Associates II-A L.P., its General Partner
By:	JCF Associates II-A LLC, its General Partner

By:	/s/ J. Christopher Flowers
Name: J. Christopher Flowers
Title: Managing Director

J.C. FLOWERS II-B L.P.
By:	JCF Associates II L.P., its General Partner
By:	JCF Associates II Ltd., its General Partner

By:	/s/ Kristin H. Johnson
Name: Kristin H. Johnson
Title: Vice President

FINACIAL SERVICE OPPORTUNITIES L.P.
By:	FSO GP L.P., its General Partner
By:	FSO GP Ltd., its General Partner

By:	/s/ J. Christopher Flowers
Name: J. Christopher Flowers
Title: Managing Director

JCF ASSOCIATES II L.P.
By:	JCF Associates II Ltd., its General Partner

By:	/s/ Kristin H. Johnson
Name: Kristin H. Johnson
Title: Vice President

JCF ASSOCIATES II LTD.

By:	/s/ Kristin H. Johnson
Name: Kristin H. Johnson
Title: Vice President

JCF ASSOCIATES II-A L.P.
By:	JCF Associates II-A LLC, its General Partner

By:	/s/ J. Christopher Flowers
Name: J. Christopher Flowers
Title: Managing Director

JCF ASSOCIATES II-A LLC

By:	/s/ J. Christopher Flowers
Name: J. Christopher Flowers
Title: Managing Director

FSO GP L.P.
By:	FSO GP Ltd., its General Partner

By:	/s/ J. Christopher Flowers
Name: J. Christopher Flowers
Title: Managing Director

FSO GP LTD.

By:	/s/ J. Christopher Flowers
Name: J. Christopher Flowers
Title: Managing Director

J. CHRISTOPHER FLOWERS

By:	/s/ J. Christopher Flowers

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